UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

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Whitestone REIT
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WHITESTONE REIT
Houston, Texas

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 31, 2007

To the shareholders of Whitestone REIT:

Our 2007 annual meeting of shareholders will be held at 10:00 a.m., Central Daylight Time, on Thursday, May 31, 2007, at the Westchase Marriott, located at 2900 Briarpark Drive, Houston, Texas 77042, for the purpose of electing one trustee to serve on the Board of Trustees until our 2010 annual meeting of shareholders.

The close of business on April 1, 2007, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to vote your shares by proxy as soon as possible.

By order of the Board of Trustees, /s/ John J. Dee _______________________________________ JOHN J. DEE Chief Operating Officer and Corporate Secretary

April 30, 2007

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, or calling the toll-free telephone number, or by signing, dating and
 promptly returning your proxy card in the enclosed envelope.

TABLE OF CONTENTS
Page

SOLICITATION AND VOTING	2
Purpose of Meeting	2
Who May Vote	2
How May You Vote	2
Quorum	3
Board Recommendation	3
Required Vote	3
Other Information	3
PROPOSAL NO. 1 ELECTION OF TRUSTEE	5
Nominee for Trustee	5
Trustees and Executive Officers	5
Share Ownership of Certain Beneficial Owners and Management	8
CORPORATE GOVERNANCE	9
Board of Trustees	9
Code of Ethics	9
Independence	9
Board Meetings and Committees	9
Nominating and Corporate Governance Committee	10
Audit Committee	10
Compensation Committee	11
Investment Committee	11
Communication with our Board	12
Trustee Compensation	12
EXECUTIVE COMPENSATION	13
Compensation Discussion and Analysis	13
2006 Summary Compensation Table	14
2006 Non-Employee Trustee Compensation	14
Equity Compensation Plan Information as of December 31, 2006	15
Compensation Committee Interlocks and Insider Participation	15
Certain Transactions	15
Section 16(a) Beneficial Ownership Reporting Compliance	16
Report of the Compensation Committee of the Board of Trustees	16
Report of the Audit Committee of the Board of Trustees	17
Principal Accounting Firm Fees and Services	18
Pre-Approval Policies and Procedures	18
OTHER MATTERS	19
SHAREHOLDER PROPOSALS	19
Shareholder Nominations for Trustee	19
WHERE YOU CAN FIND MORE INFORMATION	20

WHITESTONE REIT
1450 W. Sam Houston Parkway N., Suite 111 Houston, Texas 77043

PROXY STATEMENT

For the 2007 Annual Meeting of Shareholders

SOLICITATION AND VOTING

The Board of Trustees (our “Board”) of Whitestone REIT (“Whitestone”) is soliciting proxies to be used at our 2007 annual meeting of shareholders to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 31, 2007, at the Westchase Marriott, located at 2900 Briarpark, Houston, Texas 77042 or at any adjournment thereof. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 30, 2007.

Purpose of Meeting

The purpose of the meeting is to elect one trustee.

Who May Vote

Only shareholders who owned our common shares of beneficial interest at the close of business on April 1, 2007, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on April 1, 2007, we had 10,001,269 common shares of beneficial interest issued and outstanding. Shareholders are entitled to one vote for each common share of beneficial interest that they owned as of the record date. Shareholders may not cumulate their votes.

How May You Vote

Shareholders may vote at the meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone, or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. If a shareholder provides a proxy but gives no instructions, the shareholder’s shares will be voted in accordance with the recommendation of our Board.

You may vote by proxy three ways:

•
BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If the envelope is missing, please address your completed proxy card to Whitestone REIT, c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10273-0923.

•
BY INTERNET: Go to and use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on May 30, 2007. Have your proxy card in hand when you access the website and then follow the instructions.

•
BY PHONE: Call 1-800-PROXIES (1-800-776-9437) and use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on May 30, 2007. Have your proxy card in hand when you call the phone number above and then follow the instructions.

You may revoke your proxy at any time before it is exercised by:

•	giving written notice of revocation to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 1450 West Sam Houston Parkway North, Suite 111, Houston, Texas 77043;

•	timely delivering a properly executed, later-dated proxy; or

•	voting in person at the annual meeting.

If you hold shares which are registered with our transfer agent, American Stock Transfer, in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares, to be able to vote at our annual meeting.

Quorum

A quorum, which is fifty percent (50%) of the outstanding shares as of the record date, or 5,000,635 shares, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

Board Recommendation

Our Board recommends a vote “For” the election of Chris A. Minton to serve as trustee until our 2010 annual meeting of shareholders.

Required Vote

If a quorum is present, the vote of a majority of shares represented at the meeting in person or by proxy is required for the election of a trustee. Withheld votes will have the same effect as a vote against the nominee. Broker non-votes (which are explained below) and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares with respect to which abstentions and broker “non-votes” are recorded, as well as shares as to which proxy authority has been withheld with respect to any matter, will be counted for purposes of determining whether a quorum is present at the meeting. With respect to the election of a trustee, abstentions and broker “non-votes” will have the same effect as a vote against the nominee.

Other Information

A copy of our annual report for the year ended December 31, 2006 accompanies the proxy statement. None of the information in our annual report is proxy solicitation material.

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers.

PROPOSAL NO. 1
ELECTION OF TRUSTEE

Nominee for Trustee

Our Board has nominated Chris A. Minton for election as a trustee at our 2007 annual meeting of shareholders. If elected, Mr. Minton will serve until our 2010 annual meeting of shareholders and thereafter until his successor has been elected and qualified. Unless instructions to the contrary are given, all properly executed and delivered proxies will be voted for the election of Mr. Minton as trustee. If Mr. Minton is unable to serve, the proxy holders will vote for another person as may be nominated by our Board.

The principal occupation and certain other information about Mr. Minton are included in the section below.

Trustees and Executive Officers

Name	Age(1)	Position
James C. Mastandrea	63	Chairman and Interim Chief Executive Officer
Jack L. Mahaffey	75	Trustee; Retired President, Shell Mining Co.
Chris A. Minton	70	Trustee; Retired Vice President, Lockheed Martin
Chand Vyas	62	Trustee
John J. Dee	56	Chief Operating Officer, Executive Vice President and Director of Finance
David K. Holeman	43	Chief Financial Officer
Gregory R. Belsheim	61	Vice President of Human Resources
Audra L. Bentley	37	Vice President of Leasing
Valarie L. King	45	Vice President of Property Management

__________
(1) As of April 15, 2007.

James C. Mastandrea has served as our Chairman and Interim Chief Executive Officer since October 2006 and as a trustee since July 2006. Mr. Mastandrea has over 28 years of experience in the real estate industry. Mr. Mastandrea also serves as the President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a position he has held since 2003. From 1999 to 2002, Mr. Mastandrea served as Chief Executive Officer of Eagle’s Wings Aviation Corporation, a privately held entity he formed to purchase a troubled aviation services business. At the time of the purchase, the business was in default on debt obligations. Following the September 11, 2001 terrorist attacks, the business was further adversely affected. In March 2002, Eagle’s Wings Aviation Corporation filed for protection under Chapter 11 of the federal bankruptcy laws. From July 1993 to December 1993, Mr. Mastandrea was President of First Union Real Estate Investments, a NYSE listed real estate investment trust headquartered in Cleveland, Ohio. From January 1994 until his departure in May 1998, he was Chairman of the Board of Trustees and Chief Executive Officer of First Union. Mr. Mastandrea is a director of Cleveland State University Foundation Board and a member of the Strategic Planning Committee, a director and a member of the real estate committee of University Circle Inc., a development, service and advocacy organization, and a director of the Calvin Business Alliance Board at Calvin College, Grand Rapids, Michigan. He is a member of National Association of Real Estate Investment Trusts (NAREIT) and Pension Real Estate Association (PREA).

Jack L. Mahaffey has served as a trustee since 2000. Since retiring from Shell Mining Co. in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey graduated from Ohio State University with a B.S. and M.S. in Petroleum Engineering and served in the United States Air Force. He is a former board member of the National Coal Association and the National Coal Council.

Chris A. Minton has served as a trustee since 2000. Since retiring from Lockheed Martin in 1995, Mr. Minton has managed his personal investments and served as a consultant to a privately held aircraft mechanics school and to a subsidiary of Lockheed Martin. Mr. Minton graduated from Villanova University with a Bachelors Degree, and he is a licensed CPA (retired status) in the State of Texas. He has been awarded the Gold Knight of Management award for achievements as a professional manager by the National Management Association.

Chand Vyas has served as a trustee since 2002. Mr. Vyas has been the Founder, Chairman and Chief Executive Officer of Mobile Armor, a leading provider of next generation Enterprise Mobile Data Security headquartered in Saint Louis, Missouri since 2002. In 1999, Mr Vyas founded a venture capital firm to focus on investments as well as founded and served as CEO of a successful IT consulting and outsourcing company, which was subsequently sold to focus on Mobile Armor. From 1982 until 1998, Mr. Vyas served in various senior management roles including the Chief Executive Officer of Ziegler Coal Holding Company, where he led a buyout of Ziegler from its parent company, Houston Natural Gas, in 1985. In subsequent years, under Mr. Vyas’ leadership, Ziegler grew substantially through acquisitions, including the purchase of Old Ben Coal from British Petroleum, as well as Shell Mining Company from Shell Oil. Ziegler Coal Holding Company went public in 1994 with the largest initial public offering underwritten during that year’s third quarter. Mr. Vyas has been featured in many local and national publications including Barrons, Forbes and The Chief Executive magazine. He has been a speaker on local and national television channels and has been a speaker at the conference of the New York Society of Analysts

John J. Dee has served as our Chief Operating Officer, Executive Vice President and Director of Finance since October 2006. Mr. Dee also serves as a trustee, Senior Vice President, and Chief Financial Officer of Paragon Real Estate Equity and Investment Trust, a position he has held since 2003. From 2002 to 2003, Mr. Dee served as a Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 2000 to 2002, Mr. Dee served as the Director of Finance and Administration for Frantz Ward, LLP, a Cleveland-based law firm with approximately 100 employees. From 1978 to 2000, Mr. Dee held various management positions with First Union Real Estate Investments (NYSE), most recently as Senior Vice President and Chief Accounting Officer from 1996 to 2000. Mr. Dee is licensed as a CPA (non-practicing) in the State of Ohio.

David K. Holeman has served as our Chief Financial Officer since November 2006. Mr. Holeman is primarily responsible for the management of all aspects of our financial and accounting operation, including our financial reporting with the SEC. Prior to joining us, Mr. Holeman was the Chief Financial Officer of Hartman Management, our former advisor, for four months. Prior to his position with Hartman Management, Mr. Holeman was the Vice President and Chief Financial Officer of Gexa Energy, a publicly traded (NASDAQ) retail electricity provider, from 2004 to 2006. Prior to his tenure at Gexa Energy, Mr. Holeman worked for the Texas-based Houston Cellular Telephone Company for seven years serving as Chief Financial Officer and Controller. Mr. Holeman began his career as an auditor with Deloitte and Touche in Kansas City, Missouri and is licensed as a CPA in the State of Texas.

Gregory R. Belsheim has served as our Vice President of Human Resources since November 2006. Mr. Belsheim is responsible for human resources, benefits and employee relations. Mr. Belsheim is the former Director of Human Resources for Hartman Management, our former advisor, a position that he held for one year. Prior to his tenure at Hartman Management, Mr. Belsheim served in the roles of Vice President of Human Resources and Director of Human Resources of Rice Epicurean Markets, a supermarket chain, from 1997 to 2005.

Audra L. Bentley has served as our Vice President of Leasing since November 2006. Ms. Bentley is responsible for the leasing of office, industrial and retail properties. Ms. Bentley was formerly Vice President of Leasing for Hartman Management, our former advisor, from 2003 to 2006. From 2001 to 2003 she served in various capacities in the retirement living industry. From 1999 to 2001 she served as President of Anchor Executive Centers. Her sixteen-year career in commercial real estate also includes senior leasing and property management positions with HQ Global Workplace, among other companies.

Valarie L. King has served as our Vice President of Property Management since November 2006. She is responsible for property management and property management services, including budgets for our 36 properties. Prior to joining us, Ms. King was Vice President of Property Management for Hartman Management, our former advisor, for six years. Prior to her position with Hartman Management, she held property management positions with commercial real estate firms Helmsley Spear National Real Estate and Trammel Crow Companies.

Share Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership information, unless otherwise indicated, as of March 31, 2007 with respect to (i) each person known by us to own beneficially 5% or more of the outstanding common shares assuming the conversion of all OP Units (defined below), (ii) each of our trustees, (iii) each of our named executive officers (see “Executive Compensation”) and (iv) all of our trustees and executive officers as a group. We are not aware of any shareholder who owns 5% or more of our outstanding common shares. The table also shows ownership information regarding outstanding units of Hartman REIT Operating Partnership, L.P. (the “Operating Partnership”), which are convertible into our common shares of beneficial interest on a one-for-one basis (“OP Units”). The indicated columns assume that all outstanding OP Units have been converted into common shares. As of March 31, 2007, we had 10,001,269 common shares outstanding and 15,448,055 OP Units outstanding.

	Common Shares Beneficially Owned(1)		Percent
Name of Beneficial Owner	Actual	Assuming Conversion of All OP Units	Actual	Assuming Conversion of All OP Units
Named Executive Officers:
James C. Mastandrea	—	—	—	—
John J. Dee	—	—	—	—
David K. Holeman	—	—	—	—
Non-Employee Trustees:
Jack L. Mahaffey	72,730.50	104,673.18	*	1.04%
Chris A. Minton (2)	44,671.74	74,902.53	*	*
Chand Vyas	142,857.00	142,857.00	1.43%	1.43%
All executive officers and trustees as a Group (consists of 9 persons) (3)	260,259.24	322,432.71	2.60%	3.20%
Other:
Allen R. Hartman (4)	294,007.25	2,664,496.87	2.94%	21.54%
______________
* Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to those shares. Actual amounts do not take into account OP Units held by the named person that are exchangeable for our common shares. The percentage ownership column that includes the OP Units assumes only the named person has converted his OP Units for our shares and does not give effect to any conversion of OP Units by any other person.

(2)
Includes 41,356.74 common shares and 30,230.78 OP Units owned by Mr. Minton’s wife for which Mr. Minton shares voting and dispositive power, and 3,315 common shares owned by Minton Enterprises, Inc., an entity controlled by Mr. Minton.

(3)	None of the shares beneficially owned by our trustees and executive officers has been pledged as security for an obligation.

(4)	Information obtained from corporate shareholder records.

CORPORATE GOVERNANCE

Board of Trustees

Our Board currently consists of four members that are classified into three classes of trustees. Chris A. Minton is our current Class I trustee and his term expires at our 2007 annual meeting. Chand Vyas is our current Class II trustee and his term expires at our 2008 annual meeting. James C. Mastandrea and Jack L. Mahaffey are our current Class III trustees and their terms expire at our 2009 annual meeting. Our trustees are elected to serve three year terms.

Code of Ethics

Our Board has adopted a code of business conduct that is applicable to all members of our Board, our executive officers and our employees. We have posted our code of business conduct on our website at www.whitestonereit.com.

Independence

Our Board has affirmatively determined that three of our four trustees are “independent” under the NASDAQ listing standards, applicable SEC rules and the standards prescribed by our declaration of trust. These trustees are Jack L. Mahaffey, Chris A. Minton and Chand Vyas.

Board Meetings and Committees

Our Board met eleven times during 2006. Our independent trustees meet separately on a regular basis — usually at each regularly scheduled meeting of our Board. All of our trustees attended at least 75% of the meetings for our Board and his assigned committees during 2006.

All of our trustees attended our 2006 annual meeting of shareholders. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business. Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a full Board meeting. Our Board’s current standing committees are as follows, with the “X” denoting the members of the committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Investment Committee
Employee Trustees:
James C. Mastandrea				X(1)
Non-Employee Trustees:
Jack L. Mahaffey	X	X	X(1)	X
Chris A. Minton	X	X(1)	X
Chand Vyas	X(1)	X	X
___________
(1) Chairman

Our Board has adopted a charter for each committee. The charters are available on our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this proxy statement.

Nominating and Corporate Governance Committee

The primary purposes of the committee are:

•	identifying individuals qualified to become trustees;

•	monitoring the implementation of our corporate governance guidelines; and

•	overseeing the evaluation of our management and our Board.

The committee currently consists of Chris A. Minton, Jack L. Mahaffey and Chand Vyas, with Mr. Vyas serving as chairman. We do not anticipate any significant change in the composition of the committee prior to our 2008 annual meeting of shareholders. Each member of the committee is “independent” under the NASDAQ listing standards, applicable SEC rules and the standards prescribed by our declaration of trust.

The committee met twice during 2006.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Our declaration of trust requires that each trustee have relevant experience that demonstrates the knowledge and experience required to successfully acquire and manage the type of assets we acquire. This experience may include, among other things, relevant experience in the real estate industry.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key market areas. Once a potential candidate is identified that fills a specific need, the committee performs a full evaluation of the potential candidate. This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity. In connection with this evaluation, the committee may interview the candidate in person or by telephone. After completing its evaluation, the committee makes a recommendation to the full Board as to the persons who should be nominated by our Board. Our Board determines the nominees after considering the recommendations and a report of the committee.

To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Audit Committee

The primary purposes of the committee are:

•	assisting our Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to shareholders and others;

•	overseeing and evaluating our system of internal controls established by management; and

•
supervising the audit and financial reporting process (including direct responsibility for the appointment, compensation and oversight of the independent registered public accounting firm engaged to perform the annual audit and quarterly reviews with respect to our financial statements).

The committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement.

The committee currently consists of Chris A. Minton, Jack L. Mahaffey and Chand Vyas, with Mr. Minton serving as chairman. We do not anticipate any significant change in the composition of the committee prior to our 2008 annual meeting of shareholders. Our Board has determined that Mr. Minton is an “audit committee financial expert” as defined by the rules promulgated by the SEC. Each member of the committee is “independent” under the NASDAQ listing standards, applicable SEC rules and the standards prescribed by our declaration of trust.

The committee met five times during 2006.

Compensation Committee

The primary purposes of the committee are:

•	reviewing and approving annually the corporate goals and objectives relevant to our chief executive officer, other executive officers and our Board;

•	evaluating the performance of our chief executive officer, other executive officers and our Board in light of these goals and objectives; and

•	recommending the compensation levels for our chief executive officer, other executive officers and our Board.

The committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement.

The committee currently consists of Chris A. Minton, Jack L. Mahaffey and Chand Vyas, with Mr. Mahaffey serving as chairman. We do not anticipate any significant change in the composition of the committee prior to our 2008 annual meeting of shareholders. Each member of the committee is “independent” under the NASDAQ listing standards, applicable SEC rules and the standards prescribed by our declaration of trust.

The committee met once during 2006.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees. Executive compensation will be reviewed at least annually by the committee. Trustee compensation is reviewed periodically by the committee as its members deem appropriate. The committee may delegate some or all of its authority to subcommittees when it deems appropriate. See “Executive Compensation—Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

Investment Committee

The primary purpose of the committee is to review property acquisitions and dispositions.

The committee consists of James C. Mastandrea and Jack L. Mahaffey, with Mr. Mastandrea serving as Chairman. We do not anticipate any significant change in the composition of the committee prior to our 2008 annual meeting of shareholders.

The committee met twice during 2006.

Communication with our Board

We have established procedures for shareholders or other interested parties to communicate directly with our Board, including our independent trustees. Such parties can contact the Board by sending a letter to: Whitestone REIT, Attn: Corporate Secretary, 1450 W. Sam Houston Parkway N., Suite 111, Houston, Texas 77043. Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

Trustee Compensation

Our non-employee trustees are paid annual and meeting-based fees for their service on our Board. See “Executive Compensation—2006 Non-Employee Trustee Compensation.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Since November 14, 2006, we have operated as a self-managed and self-administered real estate investment trust, or REIT. Prior to that date, our day-to-day operations were managed by Hartman Management, L.P., our former advisor and manager under an advisory agreement and a management agreement. While we were managed by Hartman Management, we did not directly compensate executive officers. The fees we paid to Hartman Management are disclosed below in “—Certain Transactions.”

Our Compensation Committee oversees the administration of compensation programs applicable to our executive officers and trustees. Because we only recently began compensating executive officers, the committee is currently in the process of developing our compensation philosophy, programs and procedures applicable to our executive officers.

Compensation Objectives. As discussed above, the committee is currently in the process of developing our compensation philosophy, programs and procedures applicable to our executive officers. To assist it in this task, the committee has retained CEL Compensation Advisors, LLC, or CEL, an outside executive compensation consulting firm. The exact role of CEL in advising the Compensation Committee is currently being determined.

In general, the committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and one that is designed to align executives’ interests with those of our shareholders by rewarding performance above established goals.

Compensation Process. We expect that our compensation programs and procedures, once established, will provide for an annual review of executive compensation that will allow the committee to ensure the interests of our executive officers are aligned with those of our shareholders.

Elements of 2006 Executive Compensation. Currently, our executives are provided a base salary. In addition, Mr. Dee was granted a $20,000 bonus in recognition of his efforts during 2006. Other typical forms of executive compensation such as performance-based bonus plans and equity-based incentives are not in place as of the filing of this proxy. These elements will be developed with the assistance of CEL, our outside executive compensation consultant and approved by our Board and shareholders, as applicable.

2006 Summary Compensation Table

The following table sets forth certain information with respect to the compensation of our interim chief executive officer, our former chief executive officer, our chief operating officer, our chief financial officer and our former chief financial officer (our “named executive officers”). None of our executive officers received compensation from us in excess of $100,000 during 2006.

Name and Principal Position	Year	Salary	Bonus	Total
James C. Mastandrea Interim Chief Executive Officer and Chairman of the Board	2006	$50,000	—	$50,000
Allen R. Hartman (1)(2) Former President, Secretary and Chief Executive Officer	2006	—	—	—
John J. Dee (3) Chief Operating Officer, Executive Vice President and Director of Finance	2006	39,385	$20,000	59,385
David K. Holeman (4) Chief Financial Officer	2006	21,577	—	21,577
Terry L. Henderson (2)(5) Former Chief Financial Officer	2006	—	—	—
____________
(1)	Mr. Hartman was terminated by our Board on October 2, 2006.
(2)	Messrs. Hartman and Henderson were compensated by our former manager, Hartman Management. See “—Certain Transactions.”
(3)	The bonus to Mr. Dee was granted but not paid in 2006.
(4)	Mr. Holeman was also compensated by our former manager, Hartman Management, for four months during 2006. See “—Certain Transaction.”
(5)	Mr. Henderson resigned from his positions as Chief Financial Officer and Board member effective July 4, 2006 in order to pursue other professional opportunities.

2006 Non-Employee Trustee Compensation

The following table sets forth 2006 compensation information for our non-employee trustees.

Name	Fees Earned or Paid in Cash	Total
Jack L. Mahaffey	$21,000	$21,000
Chris A. Minton	21,000	21,000
Chand Vyas	19,000	19,000
James C. Mastandrea(1)	6,411	6,411
____________
(1)
Mr. Mastandrea served as an independent trustee from July 5, 2006 until October 2, 2006. On October 2, 2006, our Board appointed Mr. Mastandrea to serve as Chairman of our Board and Interim Chief Executive Officer. The amount included in the table above represents the independent trustee fees paid or earned by Mr. Mastandrea between July 5, 2006 and October 2, 2006.

Our non-employee trustees are paid an annual fee of $10,000. In addition, our non-employee trustees receive $1,000 for each in-person or telephonic Board meeting they attend. Non-employee trustees also are reimbursed for out-of-pocket expenses incurred to attend board meetings

Equity Compensation Plan Information as of December 31, 2006

We had no equity compensation plans in effect at December 31, 2006.

Compensation Committee Interlocks and Insider Participation

Messrs. Mahaffey, Minton and Vyas served during all of 2006 on the Compensation Committee of our Board. Mr. Mastandrea served on the Compensation Committee of our Board from July 5, 2006 until October 2, 2006, the date he was appointed our Interim Chief Executive Officer. There were no “interlocks” among any of the members of the committee and any of our executive officers.

Certain Transactions

Since November 14, 2006, we have operated as a self-managed and self-administered REIT. Prior to November 14, 2006, our properties and day-to-day operations were managed by Hartman Management, our former advisor and manager under an advisory agreement and a management agreement. Allen R. Hartman is the sole owner of Hartman Management and was previously the Chairman of our Board, our President, Secretary and Chief Executive officer. Our Board terminated Mr. Hartman’s employment with us on October 2, 2006, and Mr. Hartman resigned from our Board on October 27, 2006. We are currently in litigation with Hartman Management and Mr. Hartman. Mr. Hartman was owed $44,094 in dividends payable on his common shares at December 31, 2006. Mr. Hartman owned 2.9% of our issued and outstanding common shares at December 31, 2006, 21.54% assuming conversion of the OP Units.

Our advisory agreement with Hartman Management expired at the end of September 2006 and our Board terminated our property management agreement with Hartman Management for cause in October 2006. Hartman Management turned over all property management functions to us on November 14, 2006.

Under our management agreement in effect until November 14, 2006, we paid Hartman Management the following during 2006:

•	Property management fees of $1.2 million.

•	For the leasing of the properties, a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount of $0.9 million.

Under our advisory agreement in effect until September 30, 2006, we paid Hartman Management a quarterly fee for asset management services in an amount equal to one-fourth of 0.25% of the gross asset value (as defined in the agreement) calculated on the last day of each preceding quarter. During 2006, asset management fees paid to Hartman Management totaled $0.3 million.

The advisory agreement also provided for the payment of a deferred performance fee, payable upon certain events, including termination of the agreement. This fee is based upon appreciation in the value of certain of our real estate assets. Hartman Management has asserted that approximately $11 million is owed in deferred performance fees under our advisory agreement. We believe that there is no reasonable basis for this assertion. This issue is the subject of pending litigation. Although we currently estimate that no deferred performance fee is owed, there can be no assurance that our view will ultimately prevail.

In connection with our public offering that was terminated during 2006, Hartman Management has historically received an acquisition fee equal to 2% of the gross selling price of all common shares sold for services in connection with the selection, purchase, development or construction of properties for us. The advisory agreement expired by its terms on September 30, 2006. On September 30, 2006, $0.2 million of acquisition fees paid to Hartman Management had been capitalized and not yet allocated to the purchase price of a property. In accordance with the advisory agreement, Hartman Management is obligated to reimburse us for any acquisition fee that has not been allocated to the purchase price of our properties as provided for in our declaration of trust. A letter demanding payment was sent to Hartman Management on December 21, 2006.

Also in connection with our public offering, we have reimbursed Hartman Management up to 2.5% of the gross selling price of all common shares sold for organization and offering expenses (excluding selling commissions and a dealer manager fee) incurred by Hartman Management on our behalf. We have paid our dealer manager, through Hartman Management by agreement between them, a fee of up to 2.5% of the gross selling price of all common shares sold in the offering. We incurred total fees of $0.5 million during 2006.

Hartman Management was billed $0.2 million for office space for 2006.

Effective January 2002, Houston R.E. Income Properties XIV, L.P. (“Houston R.E. XIV”) contributed five properties to the Operating Partnership in exchange for OP Units. Houston R.E. XIV continued to own two additional properties, one of which was contributed to the Operating Partnership in October 2002 in exchange for OP Units. All of these properties secured a single loan, which we repaid in December 2002. Houston R.E. XIV agreed to pay us the portion of the loan we repaid that was attributable to the last property held by Houston R.E. XIV. Houston R.E. XIV paid us $3.5 million in 2006 to satisfy this obligation. An affiliate of Mr. Hartman is the general partner of Houston R.E. XIV.

We have not formally adopted any policies or procedures for approval of related party transactions. Any proposed related party transactions would be disclosed to our Board and addressed on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on our review of the copies of these reports received by us and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all of these filing requirements were complied with during the year ended December 31, 2006, except that James C. Mastandrea, John J. Dee, Valarie L. King, Audra L. Bentley and Gregory R. Belsheim each filed their initial statement of beneficial ownership late, though none of them own any shares of the REIT or OP units.

Report of the Compensation Committee of the Board of Trustees

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

                            Respectfully submitted,

                            Compensation Committee

                            /s/ Jack L. Mahaffey
                            Jack L. Mahaffey, Chairman
                            Chris A. Minton
                            Chand Vyas

Report of the Audit Committee of the Board of Trustees

The Audit Committee reviews Whitestone’s financial reporting process on behalf of its Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and Pannell Kerr Forster of Texas, P.C., Whitestone’s independent registered public accounting firm (“PKF”), regarding the fair and complete presentation of Whitestone’s results. The Audit Committee has discussed significant accounting policies applied by Whitestone in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that Whitestone’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PKF. The Audit Committee discussed with PKF matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance).

In addition, the Audit Committee has discussed with PKF its independence from Whitestone and Whitestone’s management, including the matters in the written disclosures and letter which the Audit Committee has received from PKF in accordance with the requirements of the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also has considered whether PKF’s provision of non-audit services to Whitestone is compatible with the auditor’s independence. The Audit Committee has concluded that PKF is independent from Whitestone and Whitestone’s management.

The Audit Committee discussed with PKF the overall scope and plans for its audit. The Audit Committee meets with PKF, with and without management present, to discuss the results of its examination, the evaluation of Whitestone’s internal controls, and the overall quality of Whitestone’s financial reporting. The Audit Committee also discussed with PKF certain matters involving the operation of Whitestone’s internal controls that PKF considers to be two material weaknesses. The Audit Committee and management are in the process of implementing changes to respond to these matters as well as evaluating, documenting and testing Whitestone’s internal controls in anticipation of Whitestone’s required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has recommended that Whitestone engage an external consultant to assist management in establishing and maintaining adequate controls and remediating the identified material weaknesses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Whitestone’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Audit Committee has selected, and the Board has ratified, the selection of Whitestone’s independent registered public accounting firm.

The undersigned members of the Audit Committee have furnished this report to our Board.

                            Respectfully submitted,

                            Audit Committee

                            /s/ Chris A. Minton
                            Chris A. Minton
                            Jack L. Mahaffey
                            Chand Vyas

THE AUDIT COMMITTEE HAS SELECTED, AND THE BOARD HAS RATIFIED, PANNELL KERR FORSTER OF TEXAS, P.C., AS WHITESTONE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. WHITESTONE DOES NOT EXPECT A REPRESENTATIVE FROM THIS FIRM TO ATTEND THE ANNUAL MEETING AND, ACCORDINGLY, NO REPRESENTATIVE FROM PKF IS EXPECTED TO MAKE ANY STATEMENT OR TO BE AVAILABLE TO RESPOND TO QUESTIONS AT THE ANNUAL MEETING.

Principal Accounting Firm Fees and Services

The following table sets forth the fees for professional audit services rendered by Pannell Kerr Forster of Texas, P.C., or PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the years ended December 31, 2005 and 2006, and fees billed for other services rendered by PKF for those periods (in thousands):

Category of Service	2005	2006
Audit fees (1)	$168.6	$249.7
Audit related fees (2)	58.4	39.3
Tax fees (3)	17.5	5.4
All other fees	—	—
Total	$244.5	$294.4
____________
(1)
Audit fees were for professional services rendered in connection with the audit of our 2005 and 2006 consolidated financial statements and reviews of our quarterly consolidated financial statements within such years.

(2)
Audit-related fees were for professional services rendered in connection with a review of our consolidated financial statements and other financial data included in our Registration Statement on Form S-11.

(3)	Tax fees were for assistance with matters principally related to tax compliance, tax planning and tax advice.

Our Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the provision of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy requiring it to approve all services (audit and/or non-audit) to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence. All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be approved by our Audit Committee in advance. Our Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations. Our Audit Committee believes that our independent registered public accounting firm can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the firm’s independence and that the tax services do not constitute prohibited services pursuant to the SEC and/or NASDAQ rules. The authority to approve services may be delegated by our Audit Committee to one or more of its members, but may not be delegated to management. If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to our Audit Committee at its next scheduled meeting. All audit and non-audit services rendered by our independent registered public accounting firm during 2005 and 2006 were pre-approved by our Audit Committee.

OTHER MATTERS

Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will not vote the proxies on such matter.

SHAREHOLDER PROPOSALS

In the event any shareholder wishes to present a proposal at the 2008 annual meeting of shareholders, the proposal must be received by Whitestone on or before December 31, 2007 to be considered for inclusion in Whitestone’s proxy materials for such meeting. Such proposal should be sent to Whitestone REIT, Attention: Corporate Secretary, 1450 W. Sam Houston Parkway N., Suite 111, Houston, Texas 77043. The proposal must comply with applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and our bylaws. We are not required to include shareholder proposals in our proxy materials unless the conditions specified in such rule are met.

In the event any shareholder wishes to present a proposal at our 2008 annual meeting of shareholders that is not intended to be considered for inclusion in the proxy statement for our 2008 annual meeting of shareholders, the shareholder must have given timely notice. To be timely the proposal or nomination must be submitted in accordance with provisions of our bylaws which currently provide that, in order for a shareholder to bring any business or nominations before the annual meeting of shareholders, certain conditions set forth in Article II, Section 12 of our bylaws must be complied with. These conditions include, but are not limited to, delivery of notice to Whitestone not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. However, if the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the previous year’s annual meeting, notice by the shareholder must be given not earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to the date of mailing of the notice for the meeting or (ii) the tenth day following the day on which public announcement of the date of mailing of the notice for the meeting is made. Our Corporate Secretary will provide a copy of our bylaws upon written request and without charge.

In accordance with the foregoing, if any shareholder notifies Whitestone after January 30, 2008 of his or her intent to present a proposal at Whitestone’s 2008 annual meeting of shareholders, such proposal will be considered “untimely” under our bylaws, and may be excluded from consideration at the annual meeting or, if considered, holders of proxies solicited by our Board for the annual meeting will have the right to exercise their discretionary voting authority with respect to any such proposal, without Whitestone having included information regarding such proposal in our proxy materials.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider for recommendation to our Board suggestions made by shareholders for individuals to be considered as potential nominees for trustee that comply with the following procedures: Any recommendation should be made in writing to Whitestone REIT, 1450 W. Sam Houston Parkway N., Suite 111, Houston, Texas, 77043, Attention: Corporate Secretary, and must be received no later than December 31, 2007, in order to be considered for inclusion in our proxy materials for the 2008 annual meeting or January 30, 2008 if not to be considered for inclusion in our proxy materials for the 2008 annual meeting. The recommendation must include the information specified in our bylaws, including the following:

•	the shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	the class and number of shares of Whitestone which are owned beneficially and of record by such shareholder and such beneficial owner;

•	the name, age, business address and residence address of such nominee;

•	the class and number of shares of Whitestone which are owned beneficially and of record by such nominee; and

•
all other information regarding the nominee that would be required to be included in our proxy statement by applicable SEC rules, including the nominee’s business experience for the past five years and any other directorships held by the nominee.

Any candidate submitted by a shareholder will be evaluated by the Nomination and Corporate Governance Committee in the same manner in which it evaluates other candidates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549; the SEC’s regional offices located at 233 Broadway, Suite 1300, New York, New York 10279; and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Copies of this proxy statement and our most recent annual and quarterly reports filed with the SEC on Form 10-K and Form 10-Q, respectively, also are available to shareholders at no charge upon request directed as follows:

                    Whitestone REIT
                    Attention: Investor Relations
                    1450 W. Sam Houston Parkway N.
                    Suite 111
                    Houston, Texas 77043

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

ANNUAL MEETING OF SHAREHOLDERS OF
WHITESTONE REIT

FORMERLY HARTMAN COMMERCIAL PROPERTIES REIT
May 31, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Mark, sign and date your proxy card and return
it in the postage-paid envelope we have provided. If the
envelope is missing, please address your completed
proxy card to Whitestone REIT, [c/o American Stock
Transfer & Trust Company, 59 Maiden Lane, New York,
New York 10273-0923].
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow
the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.
- OR -
IN PERSON-You may vote your shares in person by
attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

■ 10000000000000001000 8	053107

THE BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of the following nominee to the Company’s Board:
NOMINEE:
☐	FOR THE NOMINEE	Chris A. Minton

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

Please mark, date and sign as your name appears above and return in the enclosed envelope.

Please mark here if you plan to attend the Annual Meeting  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.
■

  ☐    ■

WHITESTONE REIT

FORMERLY HARTMAN COMMERCIAL PROPERTIES REIT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints James C. Mastandrea, John J. Dee and David K. Holeman, and each of them, with full power of substitution, as Proxies, to represent and vote all the common shares of beneficial interest of Hartman Commercial Properties REIT (the “Company”) held of record by the undersigned on April 1, 2007, at the Annual Meeting of Shareholders to be held on May 31, 2007, or any adjournment thereof, as designated hereon.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all Nominees listed in Proposal 1.

(Continued and to be signed on the reverse side.)

■	14475 ■